INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-72415 of CEL-SCI Corporation on Form S-3 of our report dated December 6, 1999, appearing in the Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

McLean, VA
June 15, 2000